Exhibit 10.4

GENERAL RELEASE & SETTLEMENT AGREEMENT

PARTIES:	RightNow Technologies, Inc. (“RightNow”); and KANA Software Inc. (“KANA”).

DESCRIPTION OF CLAIMS:	The claims and counterclaims set forth, or which could have been set forth, in RightNow Technologies, Inc. v. KANA Software, Inc., et al, Cause No. DV-07-42BX, Montana Eighteenth Judicial District Court, Gallatin County (collectively, the “Claims”).

SUM OF SETTLEMENT:	$1,000,000.00

1. Release

(a) KANA will pay to RightNow the Sum of Settlement as follows:

(i)	$100,000.00 within 10 days of the execution of this General Release & Settlement Agreement by the parties, but no later than October 25, 2009; and

(ii)	$100,000.00 per quarter for nine (9) consecutive quarters, without interest, as set forth in the table below.

Payment	Quarter	Date Payment is Due	Payment Amount	Balance Due
				$1,000,000.00
1	N/A	10 days after execution	$100,000.00	$900,000.00
2	1st Quarter 2010	February 16, 2010	$100,000.00	$800,000.00
3	2nd Quarter 2010	May 17, 2010	$100,000.00	$700,000.00
4	3rd Quarter 2010	August 16, 2010	$100,000.00	$600,000.00
5	4th Quarter 2010	November 15, 2010	$100,000.00	$500,000.00
6	1st Quarter 2011	February 14, 2011	$100,000.00	$400,000.00
7	2nd Quarter 2011	May 16, 2011	$100,000.00	$300,000.00
8	3rd Quarter 2011	August 15, 2011	$100,000.00	$200,000.00
9	4th Quarter 2011	November 14, 2011	$100,000.00	$100,000.00
10	1st Quarter 2012	February 14, 2012	$100,000.00	$0

If KANA fails to make any payment on or before the due date, it shall have 10 days to cure its default. If KANA fails to cure its default within 10 days, RightNow may, by notice, cause acceleration of the outstanding Balance Due, which shall become immediately due and payable in full to RightNow and accrue interest at 10% per annum from the date of acceleration. By way of example only, if KANA fails to pay RightNow $100,000.00 by February 14, 2011, and fails to cure that default by February 24, 2011, then RightNow may accelerate the Balance Due of $500,000.00, with interest at 10% per annum from the date or acceleration.

In the event of a “Change in Control” (defined below) of KANA, the outstanding Balance Due will become due and payable in full to RightNow within ten (10) business days of the closing of the transaction that triggers the “Change in Control”. If KANA fails to make such payment by the due date, interest on the outstanding Balance Due shall accrue at 10% per annum. By way of example only, if a Change in Control of KANA occurs on January 1, 2011, then the remaining indebtedness of $500,000.00 will be due and payable in full to RightNow no later than January 14, 2011.

“Change in Control” shall mean a change in ownership or control of KANA effected through any of the following transactions:

(1)	a merger, consolidation or other reorganization unless securities representing more than 65% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the KANA’s outstanding voting securities immediately prior to such transaction;

(2)	the sale, transfer or other disposition of all or substantially all of KANA’s assets;

(3)	the acquisition, directly or indirectly by any person or related group of persons (other than KANA or a person that directly or indirectly controls, is controlled by, or is under common control with KANA), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing 35% or more of the total combined voting power of KANA’s outstanding securities pursuant to a tender or exchange offer made directly to KANA’s stockholders; or

(4)	a change in the composition of the Board of Directors over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board of Directors approved such election or nomination.

(b) To secure KANA’s payment obligations under this General Release & Settlement Agreement, KANA hereby grants to RightNow a subordinated security interest in all of KANA’s personal property, whether now owned or hereafter acquired, including without limitation the property as set forth on Exhibit A attached hereto, and all products, proceeds and insurance proceeds of the foregoing. This security interest will terminate and all liens shall be released automatically and without further action of the parties upon payment in full to RightNow of the amounts set forth in Paragraph 1, above, and RightNow agrees that upon payment in full to RightNow of such amounts, RightNow will promptly execute and file, and hereby authorizes KANA, its officers and directors, attorneys or agents to file following such payment in full, any releases and lien termination statements that may be required or desirable in order to evidence such termination and release.

(c) In consideration for payment of the Sum of Settlement and the mutual promises contained herein, each party fully and forever releases and discharges the others and their respective successors, assigns, agents, partners, employees and attorneys from any and all actions, claims, causes of action, demands, or expenses for damages or injuries, whether asserted or unasserted, known or unknown, foreseen or unforeseen, arising out of the described Claims, except that the obligations of RightNow and KANA under this General Release and Settlement Agreement are not released, but are enforceable according to the terms of this General Release & Settlement Agreement.

2. Future Damages

Inasmuch as the injuries, damages, and losses resulting from the events described herein may not be fully known and may be more numerous or more serious than it is now understood or expected, each party agrees, as a further consideration of this agreement, that this General Release & Settlement Agreement applies to any and all injuries, damages and losses resulting from the Claims described herein, even though now unanticipated, unexpected and unknown, as well as any and all injuries, damages and losses which have already developed and which are now known or anticipated.

3. No Admission of Liability

It is understood that the Sum of Settlement and the mutual promises contained herein are accepted as the sole consideration for full satisfaction and accord to compromise a disputed claim, and that neither the payment of the Sum of Settlement by KANA, nor the mutual promises contained herein, nor the negotiations for settlement shall be considered as an admission of liability.

4. Stipulation for Dismissal With Prejudice

RightNow stipulates and agrees that upon: (A) execution of this General Release & Settlement Agreement, and the General Release & Settlement Agreement by and between RightNow, KANA, Christine Franz, Tim Wolfe, Jake McElroy and Chris Kelly; and (B) payment by KANA of the $100,000.00 due to RightNow under Paragraph 1(a)(i), RightNow’s attorney of record shall dismiss with prejudice, as fully settled upon the merits, the above-described civil action. Each party shall pay its, his or her costs, expenses and attorneys’ fees. Notwithstanding the foregoing, mediation fees will be paid equally by RightNow and KANA. This General Release & Settlement Agreement is contingent upon the full execution of the General Release & Settlement Agreement by and between KANA, RightNow, Christine Franz, Tim Wolfe, Jake McElroy and Chris Kelly.

5. No Intention of Filing for Bankruptcy or Increase Borrowings from Banks

KANA represents that it has not consulted counsel regarding bankruptcy and that it has no intention of filing for bankruptcy protection within 90 days of the date of its first payment to RightNow hereunder. In addition, KANA represents and agrees that it does not intend to borrow additional amounts from banks other than Agility Capital LLC and Bridge Bank N.A. and it will not increase its borrowings from such banks above the current combined maximum borrowing amount of $6,000,000 (US Six Million Dollars).

6. Disclaimer

Each party has carefully read the foregoing, discussed its legal effect with its, his or her attorney, understands the contents thereof, and signs the same of its, his or her own free will and accord.

This General Release & Settlement Agreement shall be binding upon each party’s successors, assigns, agents, partners, employees and attorneys.

7. Confidential

The parties acknowledge that the amount and terms of this settlement are to be confidential and shall not be publicly disclosed by them or their representatives, except a party may disclose such information (1) as its counsel may advise it is required to disclose under applicable laws and regulations, or (2) as may be required in connection with disputes pertaining to insurance coverage of the Claims involved here, or (3) as otherwise required by an order of court of competent jurisdiction. The parties further agree that the court may approve this settlement and order its conditions to be performed.

8. Notice

Any notice required or permitted to be given pursuant to this General Release & Settlement Agreement shall be deemed to have been given when delivered in person or deposited in the U.S. mail, certified, return receipt requested, postage prepaid, or delivered to a nationally recognized overnight delivery service, addressed as follows:

To RightNow:

c/o Goetz, Gallik & Baldwin P.C.

35 North Grand

P.O. Box 6580

Bozeman, MT 59771-6580

To KANA:

Will Bose, General Counsel

Kana Software, Inc.

181 Constitution Drive

Menlo Park, CA 94025

With copy to:

John H. Tarlow, Esq

Tarlow Stonecipher & Steele PLLC

1705 West College Street

Bozeman, MT 59715-4913

Any address for notice may be changed by written notice.

9. Governing Law; Jurisdiction & Venue

This General Release & Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Montana without regard to its conflict of laws principles. Any action brought in connection with this Agreement or the transactions contemplated by this Agreement must be brought in a court of competent jurisdiction sitting in Gallatin County, Montana. The parties agree that jurisdiction and venue in such courts is proper and they waive any defense of lack of personal jurisdiction or inappropriate or inconvenient venue.

10. Counterparts

This General Release & Settlement Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute the same instrument.

DATED this      day of             , 2009.

CAUTION: READ BEFORE SIGNING!

/s/ ALAN RASSABY
Alan Rassaby
RightNow Technologies, Inc.

STATE OF MONTANA	)
) ss
County of GALLATIN)

ACKNOWLEDGED before me this 16th day of October, 2009, by                             .

/s/ SANDRA L. FISCHER
SANDRA L. FISCHER
Notary Public, State of Montana
(NOTARIAL SEAL)	County of GALLATIN
My commission expires: March 29/2011

APPROVED BY:

/s/ JAMES H. GOETZ
James H. Goetz
Attorney for RightNow Technologies, Inc.

CAUTION: READ BEFORE SIGNING!

/s/ WILLIAM A. BOSE
WILLIAM A. BOSE
(Print name)
KANA Software, Inc.

STATE OF MONTANA	)
) ss
County of	)

ACKNOWLEDGED before me this             , 2009, by                             .

Notary Public, State of Montana
(NOTARIAL SEAL)	County of
My commission expires: /20

[SEE ATTACHED]

APPROVED BY:

/s/ J.H. TARLOW

(print name)
Attorney for KANA Software, Inc.

CALIFORNIA ALL-PURPOSE

CERTIFICATE OF ACKNOLWEDGMENT

STATE OF CALIFORNIA	)
) ss
County of SAN MATEO	)

On OCTOBER 14, 2009 before me, M. HALLER, N.P., personally appeared WILLIAM A. BOSE who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity up on which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ M. HALLER	[Notary Seal]
Signature of Notary Public